CORPORATE BY-LAWS
                                       OF
                                   ABCC CORP.



                                    ARTICLE I
                                     OFFICES

         The principal office shall be in Miami, Dade County, Florida. The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders of this corporation shall be held not more than four (4) months after the end of each fiscal year. The time and place of the meeting shall be designated by the president. If an annual meeting has not been held within four (4) months after the end of any fiscal year, any stockholder may call said meeting. The stockholder shall elect a board of directors and transact any other necessary business at the annual meeting.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the president or by a majority of the board of directors, and shall be called by the president or the secretary at the request in writing of a majority of the board of directors then in office, or at the request of stockholders owning a majority in the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

         Section 3. Place of Meeting. The board of directors may designate any place either within or without the State of Florida, unless otherwise prescribed by law or by the Certificate of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of Florida, unless otherwise prescribed by law or by the Certificate of Incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.


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         Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, or the officer or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Waiver of Notice of Meeting. When stockholders who hold 4/5 of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

         Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make at least five (5) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of three (3) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders.

         Section 7. Quorum. Except as otherwise provided in these By-Laws, or as required by the Certificate of Incorporation or By-Law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 8. Voting of Shares. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided, and if such directors shall not have exercised such right, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within five (5) days next preceding such election. The vote of a majority of the outstanding shares shall constitute the act of the stockholders.
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         Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact; but no proxy shall be voted after three (3) years from such date, unless the proxy provides for a longer period. Such proxies shall be filed with the secretary of the corporation before or at the time of the meeting.

         Section 10. Informal Action By Stockholders. Unless otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

         Section 2. Number, Tenure, and Qualifications. The board of directors of the corporation shall consist of between one and nine directors. The number of directors may be altered from time to time, by the stockholders at any annual or special meeting; provided that the number of directors shall not be less nor more than the number fixed by the Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders and until his successor has been qualified, unless sooner removed by the stockholders at any general or special meeting. All directors shall be of full age and at least one of them shall be a citizen of the United States.

         Section 3. Annual Meeting. After each annual meeting of stockholders, the board of directors shall hold its annual meeting at the same place as and immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

         Section 4. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall be determined from time to time by the board of directors.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, if there be one, or the president or any two (2) directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meetings of the board of directors called by them.


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         Section 6. Notice. Notice of any special meeting shall be given at least three (3) days prior thereto, by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7.Quorum. A majority of the directors shall constitute quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

         Section 8. Manner of Action. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 9. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, unless otherwise provided by the Certificate of Incorporation or by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 10. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors, or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, return receipt requested, to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 12. Informal Action by Board. Any action required or permitted to be taken by any provision of law, of the Certificate of Incorporation or of these By-Laws at any meeting of the board of directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the board or of such committee, as the case may be.


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         Section 13. Removal. Any director may be removed by the stockholders at any general or special meeting of the stockholders of the corporation whenever in their judgment the best interest of the corporation shall be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This by-law shall not be subject to change by the board of directors.


                                   ARTICLE IV
                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also elect a chairman of the board, one or more vice presidents, one or more assistant secretaries and assistant treasurers and such other officers as the board of directors shall deem appropriate. The same person may hold more than one office and may hold all offices of the corporation

         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient.

         Each officer shall hold office until his successor shall have been duly elected and qualified, or until death, resignation, or removal.

         Section 3. Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy due to death, resignation, removal, disqualification, or otherwise, may be filled by the board for the unexpired of the term.

         Section 5. Duties of Officers. The president shall be the chief executive officer, shall have general and active management of the affairs of the corporation subject to the direction of the board, shall preside at all meetings of the stockholders, and shall preside at all meetings of directors unless directors shall elect a chairman. The secretary shall have custody of, and maintain all corporate records except financial records, shall record the minutes of all meetings of stockholders and directors, and send out notice of meetings. The treasurer shall have custody of all corporate funds and financial records, keep full and accurate accounts of receipts and disbursements, and render accounts thereof, as directed by the president. The secretary, treasurer, and all other officers shall perform such other duties as may be prescribed by the board of directors or president. Subject to the foregoing, all officers shall have such powers and duties as usually pertain to their respective offices under law.
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         Section 6. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 7. Delegation of Duties. In the absence of or disability of any officer of the corporation, or for any other reason deemed sufficient by the board of directors, the board may delegate his powers or duties to any other officer or to any other director for the time being.


                                    ARTICLE V
                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. Creation of Committees. The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee and one or more other committees, each to consist of two (2) or more of the directors of the corporation.

         Section 2. Executive Committee. The executive committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business and shall have and may exercise to the extent provided in the resolution of the board of directors creating such executive committee such powers of the board of directors as can be lawfully delegated by the board.

         Section 3. Other Committees. Such other committees shall have such functions and may exercise the powers of the board of directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

         Section 4. Meetings of Committees. Regular meetings of the executive committee and such other committees may be held without notice at such time and at such place as shall from time to time be determined by the executive committee or such other committees and special meetings of the executive committee or such other committees may be called by any member thereof upon two
(2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these By-Laws (pertaining to notice for directors' meetings).

         Section 5. Vacancies on Committees. Vacancies on the executive committee or on such other committees shall be filled by the board of directors then in office at any regular or special meeting.

         Section 6. Quorum of Committees. At all meetings of the executive committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

         Section 7. Manner of Action of Committee. The acts of a majority of the members of the executive committee or such other committees, present at any meeting at which there



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is a quorum, shall be the act of such committee.

         Section 8. Minutes of Committees. The executive committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the board of directors when requested.

         Section 9. Compensation. Members of the executive committee and such other committees may be paid compensation in accordance with the provisions of
Article III, Section 10 of these By-Laws (pertaining to compensation of directors).


                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, and does hereby, indemnify any person made a party to an action, suit or proceeding, whether civil or criminal, brought to impose a liability or penalty on such person in his capacity of director or officer of this corporation, or of any other corporation which he served as such at the request of this corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the corporation and, in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself create a presumption that any director or officer did not act in good faith in the reasonable belief that such action was in the best interests of this corporation or that he had reasonable ground for belief that such action was unlawful. The foregoing rights of indemnification shall apply to the heirs, executors, and administrators of any such director or officer and shall not be exclusive of other rights to which any such director or officer may be entitled pursuant to any provision of the Certificate of Incorporation, these By-Laws, any vote of the stockholder or otherwise.


                                   ARTICLE VII
                              CERTIFICATES OF STOCK

         Section 1. Certificates for Shares. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation, by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, exhibiting the holder's name and certifying the number of shares owned by him in the corporation. The certificates shall be numbered and entered in the books of the corporation as they are issued.

         Section 2. Transfer of Shares. Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

         Section 3. Facsimile Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such chairman of the board, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         Section 4. Lost Certificates. The board of directors may direct a new certificate or certificates to he issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such Sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.


                                  ARTICLE VIII
                            CLOSING OF TRANSFER BOOKS
                            OR FIXING OF RECORD DATE

         The board of directors may close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment or rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding forty (40) days in connection with the obtaining of the consent of stockholders for any purpose. In lieu of closing the stock transfer books, as aforesaid, the board of directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date of the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, any such allotment of rights, or to exercise the rights in respect of any such change conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                   ARTICLE IX
                                    DIVIDENDS

         The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and By-Laws. Dividends may be paid in cash, in property, or in shares of stock, subject to the law.


                                    ARTICLE X
                                   FISCAL YEAR

         The fiscal year of the corporation shall be the 12-month period selected by the board of directors as the taxable year of the corporation for federal income tax purposes.


                                   ARTICLE XI
                                      SEAL

The corporate seal shall be as follows:




                                   ARTICLE XII
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors, provided that any By-Law or amendment thereto as adopted by the board of directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new By-Law in lieu thereof may be adopted by the stockholders. No By-Law which has been altered, amended or adopted by such a vote of the stockholders may be altered, amended or repealed by a vote of the directors until two (2) years shall have expired since such vote of the stockholders.